SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        PacificHealth Laboratories, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                  Delaware                                23-3367588
----------------------------------------             -------------------
(State of Incorporation or Organization)                (IRS Employer
                                                     Identification No.)


    460 Route 9 North, Woodbridge, NJ                       07095
----------------------------------------                 ----------
(Address of Principal Executive Offices)                 (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.|_|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.|X|


Securities Act registration statement file number to which this form relates:

                                    333-36379
                                 ---------------
                                 (If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                      Name of Each Exchange on Which
    To be so Registered                      Each Class is to be Registered


--------------------------------      ------------------------------------------


--------------------------------      ------------------------------------------



Securities to be Registered pursuant to Section 12(g) of the Act:


                         Common Stock, $.0025 par value
                         ------------------------------
                                (Title of Class)


                         ------------------------------
                                (Title of Class)



Item 1.   Description of Securities to be Registered.

         Common Stock, $.0025 par value per share. Holders of Common Stock are entitled to one vote for each share of Common Stock owned of record on all matters to be voted on by stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights and, accordingly, the holders of more than 50% of the outstanding shares can elect the entire Board of Directors. The holders of Common Stock are entitled, upon liquidation or dissolution of the Company, to receive pro rata all assets remaining available for distribution to stockholders. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of Common Stock are validly issued, fully paid, and nonassessable.

Item 2.   Exhibits.



        Exhibit No.                      Description                                   Location
        -----------                      -----------                                   --------
             1           Certificate of Incorporation of the          Incorporated by reference to Exhibit 3.1
                         Registrant and all amendments thereto        to Registrant's Registration Statement on
                                                                      Form SB-2, Registration Number 333-36379



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            PacificHealth Laboratories, Inc.
                                         -------------------------------------
                                                      (Registrant)


Date  December 11, 1997                  By:      /s/ Jonathan D. Rahn
      ---------------------                  ---------------------------------
                                         Name:    Jonathan D. Rahn
                                         Title:   Executive Vice President